Exhibit 99.1

News from Arch Coal, Inc.

FOR IMMEDIATE RELEASE
Arch Coal Elects Two New Board Members
     ST. LOUIS (July 21, 2010) — Arch Coal, Inc. (NYSE:ACI) today announced that J. Thomas Jones, CEO of West Virginia United Health System, and Peter I. Wold, president of Wold Oil Properties, have been elected to the company’s board of directors. With today’s additions, Arch Coal now has a 14-person board.
     “Electing two solution-oriented business leaders to our board will help us maintain the highest level of accountability and integrity,” said Chairman and CEO Steven F. Leer. “We’re pleased to add the perspectives of Tom and Peter, which include regional expertise in two of Arch’s key operating states — West Virginia and Wyoming.”
     Jones currently serves as CEO of West Virginia United Health System, which ranks as the state’s largest healthcare network and second largest private employer in West Virginia, with a workforce of 7,500. He also currently serves as secretary of the West Virginia State Chamber’s board of directors. Previously, he served as the CEO of Genesis Hospital System as well as executive director and CEO of St. Mary’s Hospital. He also has served as chairman of the Chamber of Commerce in Huntington and is chair-elect in Morgantown, as well as past chairman of the West Virginia Business Roundtable.
     Jones is a graduate of West Virginia University and holds a master’s degree in healthcare administration from the University of Minnesota. Jones also serves on the boards of Premier, Inc., Health Partners Network, American Hospital Association and Discover the Real West Virginia Foundation.
     Wold formed Wold Oil Properties, Inc. in 1994 and serves as the company president. He concurrently serves as secretary and treasurer of American Talc. He also serves as chairman of the Wyoming Enhanced Oil Recovery Commission. He previously served as a member of the Wyoming House of Representatives as well as a representative on the Bureau of Land Management’s National Public Lands Advisory Council.
     Wold is a graduate of Colorado State University. Wold also serves on the New York Board of Oppenheimer Funds, Inc.
     St. Louis-based Arch Coal is the second largest U.S. coal producer. Through its national network of mines, Arch supplies cleaner-burning, low-sulfur coal to fuel roughly 8 percent of the nation’s electricity. The company also ships coal to domestic and international steel manufacturers as well as international power producers. A complete list of Arch’s board members is posted online at http://investor.archcoal.com/phoenix.zhtml?c=107109&p=irol-govBoard.

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Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.
FOR FURTHER INFORMATION:
Media — Kim Link 314-994-2936